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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Forms S-3 No. 333-42792-01 and No. 333-35434-01 of NTL (Delaware), Inc. (the "Company") and in the related Prospectuses of our report dated March 2, 2001, with respect to the Company's consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in this Current Report (Form 8-K/A).

                                          /s/ Ernst & Young LLP

New York, New York
May 3, 2001

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